Exhibit 3.1

Business Number E39113322024 - 5 Filed in the Office of Secretary of State State Of Nevada Filing Number 20244188165 Filed On 7/16/2024 2:06:00 PM Number of Pages 14

Docusign Envelope ID: 178C6O5B - D3AE - 457A - A20E - 460EE39C5AEC CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF THE SERIES A CONVERTIBLE PREFERRED STOCK OF UNUSUAL MACHINES INC. I , Allan Evans, hereby certify that I am the CEO of Unusual Machines Inc . (the "Company") , a corporation organized and existing under the Nevada Revised Statutes (the "NRS"), and further do hereby certify : That pursuant to the authority expressly conferred upon the Board of Directors of the Company (the "Board") and by the Company's Articles of Incorporation , as amended (the "Articles of Incorporation") , the Board on July 16 , 2024 adopted the following resolutions creating a series of 4 , 250 shares of Preferred Stock designated as " Series A Convertible Preferred Stock", none of which shares have been issued : RESOLVED , that the Board designates the Series A Convertible Preferred Stock and the number of shares constituting such series , and fixes the rights , powers, preferences , privileges and restrictions relating to such series in addition to any set forth in the Articles of Incorporation as follows : TERMS OF SERIES A CONVERTIBLE PREFERRED STOCK 1. Designation and Number of Shares . There shall hereby be created and established a series of preferred stock of the Company designated as "Series A Convertible Preferred Stock " (the "Preferred Shares") . The authorized number of Preferred Shares shall be four thousand two hundred and fifty ( 4 , 250 ) shares . Each Preferred Share shall have a par value of $ 0 . 01 . Capitalized terms not defined herein shall have the meaning as set forth in Section 18 below . No dividends shall accrue or be payable with respect to the Preferred Shares except as set forth in Section 9 below . 2. Ranking . All shares of capital stock of the Company, both common stock and any other series of preferred stock , shall be junior in rank to all Preferred Shares with respect to the preferences as to dividends , distributions and payments upon the liquidation , dissolution and winding up of the Company (collectively , the "Junior Stock") . The rights of all such shares of capital stock of the Company shall be subject to the rights, powers, preferences and privileges of the Preferred Shares . In the event of the merger or consolidation of the Company with or into another corporation, the Preferred Shares shall maintain their relative rights, powers , designations, privileges and preferences provided for herein and no such merger or consolidation shall result inconsistent therewith . For the avoidance of doubt, in no circumstance will a Preferred Share have any rights subordinate or otherwise inferior to the rights of shares of any Junior Stock (as defined below) . 3. Conversion . (a) Holder's Conversion Right . Subject to the provisions of Section 3 (e), at any time or times on or after the Initial Issuance Date, each holder of a Preferred Share (each , a "Holder" and collectively, the "Holders") shall be entitled to convert any whole number of Preferred Shares into validly issued, fully paid and non - assessable shares of Common Stock accordance with Section 3 (c) at the Conversion Rate (as defined below) . (b) Conversion Rate . One Thousand ( 1 , 000 ) fully paid and non - assessable shares of Common Stock shall be issued upon conversion of each Preferred Share (the " Conversion Rate") .

Docusign Envelope ID: 178C6O5B - O3AE - 457A - A20E - 460EE39C5AEC No fractional shares of Common Stock are to be issued upon the conversion of any Preferred Shares . If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share . (c) Mechanics of Conversion. The conversion of each Preferred Share shall be conducted in the following manner : (i) Holder's Conversion . To convert a Preferred Share into validly issued, fully paid and non - assessable share of Common Stock , on any date (a "Conversion Date"), a Holder shall deliver (whether via email or otherwise), for receipt on or prior to 11 : 59 p . m . , New York time , on such date , a copy of an executed notice of conversion of the share(s) of Preferred Shares subject to such conversion in the form attached hereto as Exhibit I (the " Conversion Notice " ) to the Company . If required by Section 3 (c)(vi), within five (5) Trading Days following a conversion of any such Preferred Shares as aforesaid, such Holder shall surrender to a nationally recognized overnight delivery service for delivery to the Company the original certificates representing the share(s) of Preferred Shares (the "Preferred Share Certificates") so converted as aforesaid . (ii) Company ' s Response . On or before the second ( 2 nd) Trading Day following the date ofreceipt by the Company of such Conversion Notice, the Company shall (1) provided that (x) the Transfer Agent is participating in the Depository Trust Company ( " DTC " ) Fast Automated Securities Transfer Program and (y) Common Stock shares to be so issued are otherwise eligible for resale pursuant to Rule 144 promulgated under the Securities Act of 1933 , as amended, credit such aggregate number of shares of Common Stock to which such Holder shall be entitled to such Holder ' s or its designee's balance account with DTC through its Deposit / Withdrawal at Custodian system, or (2) if either of the immediately preceding clauses (x) or (y) are not satisfied , issue and deliver (via reputable overnight courier) to the address as specified in such Conversion Notice , a certificate, registered in the name of such Holder or its designee, for the number of shares of Common Stock to which such Holder shall be entitled . If the number of Preferred Shares represented by the Preferred Share Certificate(s) submitted for conversion pursuant to Section 3 (c)(vi) is greater than the number of Preferred Shares being converted , then the Company shall if requested by such Holder, as soon as practicable and in no event later than three (3) Trading Days after receipt of the Preferred Share Certificate(s) and at its own expense , issue and deliver to such Holder (or its designee) a new Preferred Share Certificate representing the number of Preferred Shares not converted . (iii) Record Holder . The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date . (iv) Company's Failure to Timely Convert . If the Company shall fail , for any reason or for no reason , to issue to a Holder within three (3) Trading Days after the Company ' s receipt of a Conversion Notice (whether via email or otherwise) (the "Share Delivery Deadline " ) , a certificate for the number of shares of Common Stock to which such Holder is entitled and register such shares of Common Stock on the Company's share register or to credit such Holder's or its designee's balance account with DTC for such number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion of any Preferred Shares (as the case may be) (a "Conversion Failure") , then, in addition to all other remedies available to such Holder, such Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned (as the case may be) any Preferred Shares that have not been converted pursuant to such Holder's Conversion Notice, provided that the voiding of a Conversion Notice shall not affect the Company ' s obligations to make any payments which have accrued prior to the date of such notice pursuant to the terms of this Certificate of Designations or otherwise . In addition to the foregoing , if within three (3) Trading Days

Docusign Envelope ID: 178C6O5B - D3AE - 457A - A20E - 460EE39C5AEC after the Company's receipt of a Conversion Notice (whether via email or otherwise) , the Company shall fail to issue and deliver a certificate to such Holder and register such shares of Common Stock on the Company's share register or credit such Holder's or its designee's balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion hereunder (as the case may be), and if on or after such third ( 3 rd) Trading Day such Holder (or any other Person in respect , or on behalf, of such Holder) purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of all or any portion of the number of shares of Common Stock , or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock , issuable upon such conversion that such Holder so anticipated receiving from the Company, then, in addition to all other remedies available to such Holder, the Company shall , within three (3) Business Days after such Holder ' s request, which request shall include reasonable documentation of all fees , costs and expenses, and in such Holder's discretion, either (i) pay cash to such Holder in an amount equal to such Holder's total purchase price (including brokerage commissions and other out - of - pocket expenses, if any) for the shares of Common Stock so purchased (including , without limitation, by any other Person in respect , or on behalf , of such Holder) (the "Buy - In Price"), at which point the Company's obligation to so issue and deliver such certificate or credit such Holder's balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate , or (ii) promptly honor its obligation to so issue and deliver to such Holder a certificate or certificates representing such shares of Common Stock or credit such Holder's balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion hereunder (as the case may be) and pay cash to such Holder in an amount equal to the excess (if any) of the Buy - In Price over the product of (A) such number of shares of Common Stock multiplied by (B) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (ii) . Immediately following the voiding of a Conversion Notice as aforesaid, the Conversion Rate of any Preferred Shares returned or retained by such Holder for failure to timely convert shall be adjusted to the lesser of (I) the Conversion Rate relating to the voided Conversion Notice and (II) the lowest Conversion Rate during the period beginning on the Conversion Date and ending on the date such Holder voided the Conversion Notice , subject to further adjustment as provided in this Certificate of Designations . In addition to Holder's other available remedies, the Company shall pay to Holder, in cash, as partial liquidated damages and not as a penalty , for each $ 1 , 000 of shares of Common Stock (based on Closing Sale Price of the shares of Common Stock which should be issued upon the Preferred Shares for which conversion had been requested, $ 10 per Trading Day for each Trading Day following the Share Delivery Deadline and increasing to $ 20 per Trading Day after the fifth Trading Day until such shares of Common Stock are delivered and registered . Nothing herein shall limit Holder's right to pursue actual damages for the Company failure to timely deliver certificates representing Common Stock as required hereby and Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation , a decree of specific performance and/or injunctive relief . Further , in the event the Company refuses to honor any Conversion or makes it known it will not honor any Conversion (the "Conversion Default Date"), the Holder will be entitled to damages at the higher of : (i) actual provable damages ; or (ii) an amount determined as the product of N*H , where N is the number of shares that would have been issued upon conversion Series A Preferred Stock held by the Holder on the Conversion Default Date and His the average closing price of the Common Stock during the time the Company fails or refuses to honor any Conversion until such time as the Holder elects to void its Conversion Notice . (v) Reserved.

Docusign Envelope ID : 178C6O5B - D3AE - 457A - A20E - 460EE39C5AEC (vi) Book - Entry . Notwithstanding anything to the contrary set forth in this Section 3 , upon conversion of any Preferred Shares in accordance with the terms hereof, no Holder thereof shall be required to physically surrender the certificate representing the Preferred Shares to the Company following conversion thereof unless (A) the full or remaining number of Preferred Shares represented by the certificate are being converted (in which event such certificate(s) shall be delivered to the Company as contemplated by this Section 3 (c)(vi) or (B) such Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Preferred Shares upon physical surrender of any Preferred Shares . Each Holder and the Company shall maintain records showing the number of Preferred Shares so converted by such Holder and the dates of such conversions or shall use such other method, reasonably satisfactory to such Holder and the Company, so as not to require physical surrender of the certificate representing the Preferred Shares upon each such conversion . In the event of any dispute or discrepancy, such records of such Holder establishing the number of Preferred Shares to which the record holder is entitled shall be controlling and determinative in the absence of manifest error . A Holder and any transferee or assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Preferred Shares, the number of Preferred Shares represented by such certificate may be less than the number of Preferred Shares stated on the face thereof . Each certificate for Preferred Shares shall bear the following legend : ANY TRANSFEREE OR ASSIGNEE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE CORPORATION'S CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 3 (c)(vi) THEREOF . THE NUMBER OF SHARES OF SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES A PREFERRED STOCK STATED ON THE FACE HEREOF PURSUANT TO SECTION 3 (c)(vi) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE . (d) Taxes . The Company shall pay any and all documentary, stamp, transfer (but only in respect of the registered holder thereof), transfer agent fees, issuance and other similar taxes that may be payable with respect to the issuance and delivery of shares of Common Stock upon the conversion of Preferred Shares . (e) Limitation on Beneficial Ownership . Notwithstanding anything to the contrary contained in this Certificate of Designations, the Preferred Shares held by a Holder shall not be convertible by such Holder , and the Company shall not effect any conversion of any Preferred Shares held by such Holder, to the extent (but only to the extent) that such Holder or any of its affiliates would beneficially own in excess of 4 . 99% (the "Maximum Percentage") of the Common Stock . To the extent the above limitation applies, the determination of whether the Preferred Shares held by such Holder shall be convertible (vis - a vis other convertible, exercisable or exchangeable securities owned by such Holder or any of its affiliates) and of which such securities shall be convertible, exercisable or exchangeable (as among all such securities owned by such Holder and its affiliates) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be) . No prior inability of a Holder to convert Preferred Shares, or of the Company to issue shares of Common Stock to such Holder, pursuant to this Section 3 (e) shall have any effect on the applicability of the provisions of this Section 3 (e) with respect to any subsequent determination of convertibility or issuance (as the case may be) . For purposes of this Section 3 (e), beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13 (d) of the 1934 Act and the rules and

Docusign Envelope ID: 178C6D5B - D3AE - 457A - A20E - 460EE39C5AEC regulations promulgated thereunder . The provisions of this Section 3 (e) shall be implemented in a manner otherwise than in strict conformity with the terms of this Section 3 (e) to correct this Section 3 (e) (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation . The limitations contained in this Section 3 (e) shall apply to a successor holder of Preferred Shares . For any reason at any time, upon the written or oral request of a Holder , the Company shall within one (1) Business Day confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Certificate of Designations . By written notice to the Company, any Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9 . 99 % specified in such notice ; provided that (i) any such increase will not be effective until the 61 st day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to such Holder sending such notice and not to any other Holder . 4. Adjustments. (a) Adjustment of Conversion Rate upon Subdivision or Combination of Common Stock . With respect to any unconverted shares, if the Company at any time on or after the Initial Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Rate for any unconverted shares in effect immediately prior to such subdivision will be proportionately adjusted . With respect to any unconverted shares, if the Company at any time on or after the Initial Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Rate for any unconverted shares in effect immediately prior to such combination will be proportionately adjusted . Any adjustment pursuant to this Section 4 shall become effective immediately after the effective date of such subdivision or combination . (b) Rights Upon Fundamental Transactions . The Company shall not enter into or be party to a Fundamental Transaction unless : (i) the Successor Entity assumes in writing all of the obligations of the Company under this Certificate of Designations in accordance with the provisions of this Section 4 (b) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of Preferred Shares in exchange for such Preferred Shares a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Certificate of Designations, including, without limitation, having a dividend rate equal to dividend rate of the Preferred Shares held by the Holders and having similar ranking to the Preferred Shares , and reasonably satisfactory to the Required Holders and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose shares of common stock are quoted on or listed for trading on an Eligible Market . Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designations referring to the "Company" shall refer instead to the Successor Entity) , and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Certificate of Designations with the same effect as if such Successor Entity had been named as the Company herein and therein . In addition to the foregoing, upon consummation of a Fundamental Transaction , the Successor Entity shall deliver to each Holder confirmation that there shall be issued upon conversion of the Preferred Shares at any time after the consummation of such Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Section 4 (a), which shall continue to be receivable thereafter)) issuable upon the conversion of the Preferred Shares prior to such Fundamental Transaction, such shares of publicly traded common stock (or their

Docusign Envelope ID : 178C6O5B - O3AE - 457 A - A20E - 460EE39C5AEC equivalent) of the Successor Entity (including its Parent Entity) that each Holder would have been entitled to receive upon the happening of such Fundamental Transaction had all the Preferred Shares held by each Holder been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of the Preferred Shares contained in this Certificate of Designations), as adjusted in accordance with the provisions of this Certificate of Designations . The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of the Preferred Shares . 5. Authorized Shares . (a) Reservation . The Company shall initially reserve out of its authorized and unissued Common Stock a number of shares of Common Stock equal to 125 % of the Conversion Rate) with respect to the Conversion Amount of each Preferred Share as of the Initial Issuance Date . So long as any of the Preferred Shares are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock , solely for the purpose of effecting the conversion of the Preferred Shares, as of any given date, 100 % of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Preferred Shares issued or issuable, provided that at no time shall the number of shares of Common Stock so available be less than the number of shares required to be reserved by the previous sentence (without regard to any limitations on conversions contained in this Certificate of Designations) (the "Required Amount " ) . The initial number of shares of Common Stock reserved for conversions of the Preferred Shares and each increase in the number of shares so reserved shall be allocated pro rata among the Holders based on the number of Preferred Shares held by each Holder on the Initial Issuance Date or increase in the number ofreserved shares (as the case may be) (the "Authorized Share Allocation") . In the event a Holder shall sell or otherwise transfer any of such Holder's Preferred Shares, each transferee shall be allocated a pro rata portion of such Holder's Authorized Share Allocation . Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Preferred Shares shall be allocated to the remaining Holders of Preferred Shares, pro rata based on the number of Preferred Shares then held by such Holders . (b) Insufficient Authorized Shares . If, notwithstanding Section 5 (a) and not in limitation thereof , at any time while any of the Preferred Shares remain outstanding the Company does not have a sufficient number of authorized and unissued shares of Common Stock to satisfy its obligation to have available for issuance upon conversion of the Preferred Shares at least a number of shares of Common Stock equal to the Required Amount (an "Authorized Share Failure " ), then the Company shall immediately take all reasonable action necessary to increase the Company ' s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve and have available the Required Amount for all of the Preferred Shares then outstanding . Without limiting the generality of the for e going sentence , as soon as practicab l e after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure , the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock . In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its Board of Directors to recommend to the stockholders of the Company that they approve such proposal . 6. Reserved 7. Voting Rights . Holders of the Preferred Shares shall have no voting rights , except as required by law (including without limitation, the NRS) and as expressly provided in this Certificate of Designations .. Holders of the Preferred Shares shall be entitled to written notice of all stockholder meetings or written consents (and copies of proxy materials and other information sent to stockholders) with respect

Docusign Envelope ID: 178C6D5B - D3AE - 457A - A20E - 460EE39C5AEC to which they would be entitled by vote, which notice would be provided pursuant to the Company's bylaws and the NRS . 8. Liquidation, Dissolution, Winding - Up . In the event of a Liquidation Event, the Holders shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "Liquidation Funds"), before any amount shall be paid to the holders of any of shares of Junior Stock , an amount per Preferred Share equal to the amount per share such Holder would receive if such Holder converted such Preferred Shares into Common Stock immediately prior to the date of such payment , provided that if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of parity stock, then each Holder and each holder of parity stock shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder and such holder of parity stock as a liquidation preference, in accordance with their respective certificate of designations (or equivalent) , as a percentage of the full amount of Liquidation Funds payable to all holders of Preferred Shares and all holders of shares of parity stock . To the extent necessary, the Company shall cause such actions to be taken by each of its Subsidiaries so as to enable, to the maximum extent permitted by law , the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section 8 . All the preferential amounts to be paid to the Holders under this Section 8 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for , or the distribution of any Liquidation Funds of the Company to the holders of shares of Junior Stock in connection with a Liquidation Event as to which this Section 8 applies . 9. Participation . In addition to any adjustments pursuant to Section 4 , the Holders shall, as holders of Preferred Shares, be entitled to receive such dividends paid and distributions made to the holders of shares of Common Stock to the same extent as if such Holders had converted each Preferred Share held by each of them into shares of Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions . Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of shares of Common Stock (provided, however, to the extent that a Holder ' s right to participate in any such dividend or distribution would result in such Holder exceeding the Maximum Percentage , then such Holder shall not be entitled to participate in such dividend or distribution to such extent (or the beneficial ownership of any such shares of Common Stock as a result of such dividend or distribution to such extent) and such dividend or distribution to such extent shall be held in abeyance for the benefit of such Holder until such time, if ever , as its right thereto would not result in such Holder exceeding the Maximum Percentage) . l 0 . Vote to Change the Terms of or Issue Preferred Shares . In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Articles of Incorporation, without first obtaining the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders, voting together as a single class, the Company shall not : (a) amend or repeal any provision of , or add any provision to, its Articles of Incorporation or bylaws, or file any certificate of designations or certificate of amendment, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit, of the Preferred Shares , regardless of whether any such action shall be by means of amendment to the Articles of Incorporation or by merger , consolidation or otherwise ; or (b) without limiting any provisions of Section 12 , whether or not prohibited by the terms of the Preferred Shares, circumvent a right of the Preferred Shares . 11 . Lost or Stolen Certificates . Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft , destruction or mutilation of any certificates representing Preferred Shares (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of an indemnification undertaking

Docusign Envelope ID: 178C6D5B - D3AE - 457A - A20E - 460EE39C5AEC by the applicable Holder to the Company in customary and reasonable form and, in the case of mutilation , upon surrender and cancellation of the certificate(s), the Company shall execute and deliver new certificate(s) of like tenor and date . 12. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief . The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief), and no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy . Nothing herein shall limit any Holder's right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Certificate of Designations . The Company covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein . Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by a Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof) . The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate . The Company therefore agrees that, in the event of any such breach or threatened breach , each Holder shall be entitled , in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach , without the necessity of showing economic loss and without any bond or other security being required, to the extent permitted by applicable law . The Company shall provide all information and documentation to a Holder that is requested by such Holder to enable such Holder to confirm the Company's compliance with the terms and conditions of this Certificate of Designations . 13. Non - circumvention . The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation, bylaws or through any reorganization, transfer of assets , consolidation , merger , scheme of arrangement , dissolution , issue or sale of securities, or any other voluntary action , avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designations, and will at all times in good faith carry out all the provisions of this Certificate of Designations and take all action as may be required to protect the rights of the Holders . Without limiting the generality of the foregoing or any other provision of this Certificate of Designations, the Company (i) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non - assessable shares of Common Stock upon the conversion of Preferred Shares and (ii) shall, so long as any Preferred Shares are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the Preferred Shares then outstanding (without regard to any limitations on conversion contained herein) . 14. Failure or Indulgence Not Waiver . No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof , nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege . No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party . This Certificate of Designations shall be deemed to be jointly drafted by the Company and all Holders and shall not be construed against any Person as the drafter hereof . 15. Notices . All notices, demands , requests, consents , approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served , (ii) deposited in the mail , registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand

Docusign Envelope ID: 178C6O5B - D3AE - 457A - A20E - 460EE39C5AEC delivery, or email, addressed as set forth below or to such other address as such party shall have specified most recently by written notice . Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by email, with accurate confirmation , at the address designated below (if delivered on a Trading Day during normal business hours where such notice is to be received), or the first Trading Day following such delivery (if delivered other than on a Trad i ng Day during normal business hours where such notice is to be received) or (b) on the second Trading Day following the date of mailing by express courier service, fully prepaid , addressed to such address , or upon actual receipt of such mailing , whichever shall first occur . The addresses for such communications shall be : (i) if to the Company , to : Unusual Machines Inc . , a Nevada corporation, maintaining an address at 4677 L B McLeod Road , Suite J, Orlando , FL 32811 , email : Allan @ unusualmachines . com attention : Allan Evans, CEO, with an additional copy to (which shall not constitute notice) Nason Yeager Gerson Harris & Fumero , P . A . , 3001 PGA Boulevard, Suite 305 , Palm Beach Gardens , FL 33410 , Attn : Michael D . Harris , Esq . , email : mharris @ nasonyeager . com and (ii) if to the Holders , to : the addresses and email address on record with the Company, with an additional copy by email only to (which shall not constitute notice) : Grushko & Mittman, P . C . , 1800 Rockaway Avenue, Ste . 206 , Hewlett, New York 11557 , Attn : Eliezer Drew, Esq . , email : eli @ grushkomittman . com . 16. Preferred Shares Register . The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holders), a register for the Preferred Shares , in which the Company shall record the name, address and email address of the Persons in whose name the Preferred Shares have been issued , as well as the name and address of each transferee . The Company may treat the Person in whose name any Preferred Shares is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers . 17. Stockholder Matters; Amendment. (a) Stockholder Matters . Any stockholder action , approval or consent required, desired or otherwise sought by the Company pursuant to the NRS , the Articles of Incorporation, this Certificate of Designations or otherwise with respect to the issuance of Preferred Shares may be effected by written consent of the Company's stockholders or at a duly called meeting of the Company's stockholders , all in accordance with the applicable rules and regulations of the NRS . This provision is intended to comply with the applicable Sections of the NRS permitting stockholder action, approval and consent affected by written consent in lieu of a meeting . (b) Amendment . This Certificate of Designations or any provision hereof may be amended by obtaining the affirmative vote at a meeting duly called for such purpose , or written consent without a meeting in accordance with the NRS , of the Required Holders , voting separate as a single class, and with such other stockholder approval , if any , as may then be required pursuant to the NRS and the Articles of Incorporation . 18. Certain Defined Terms . For purposes of this Certificate of Designations, the following terms shall have the following meanings : (a) "1934 Act" means the Securities Exchange Act of 1934, as amended . (b) "Bloomberg" means Bloomberg , L.P . (c) " Business Day" means any day other than Saturday , Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed .

Docusign Envelope ID: 178C6D5B - D3AE - 457A - A20E - 460EE39C5AEC (d) "Cl osing Sale Price" means, for any security as of any date, the last closing trade price, respectively, for such security on the Principal Market , as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price (as the case may be) then the last trade price of such security prior to 4 : 00 : 00 p . m . , New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over - the - counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the bid prices , or the ask prices, respectively, of any market makers for such security as reported in the OTC Pink Market operated by OTC Markets Group Inc . If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the applicable Holder . All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period . (e) "C ommon Stock" means (i) the Company's shares of common stock, $ 0 . 01 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock . (f) "Eligible Market" means The New York Stock Exchange, the NYSE American , the Nasdaq Global Select Market, the Nasdaq Global Market or the Principal Market . (g) "Fundamental Transaction" shall means that (i) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (A) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) any other Person , or (8) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (C) make, or allow any other Person to make, a purchase, tender or exchange offer that is accepted by the holders of more than 50 % of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to , such purchase , tender or exchange offer) , or (D) consummate a stock or share exchange agreement or other business combination (including, without limitation, a reorganization, recapitalization , spin - off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50 % of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share exchange agreement or other business combination), or (E) reorganize , recapitalize or reclassify the Common Stock, or (ii) any "person" or "group" (as these terms are used for purposes of Sections 13 (d) and 14 (d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the "beneficial owner" (as defined in Rule 13 d - 3 under the 1934 Act), directly or indirectly, of 50 % of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company . (h) "I nitial Issuance Date" means the date on which the Preferred Stock is issued in exchange for Red Cat Holdings, Inc . 's Common Stock . (i) "Li quidation Event" means , whether in a single transaction or series of transactions, the voluntary or involuntary liquidation, dissolution or winding up of the Company or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Company and its Subsidiaries , taken as a whole .

Docusign Envelope ID : 178C6D5B - D3AE - 457A - A20E - 460EE39C5AEC (j) "Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or , if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction . (k) "Person" means an individual , a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof . (1) " Principal Market" means the market the Company's common stock is currently trading on. (m) " Required Holders" means holder of at least 75% of the outstanding Preferred Shares. (n) " Securities" means, collectively, the Preferred Shares and the shares of Common Stock issuable upon conversion of the Preferred Shares . (o) "Successor Entity" means the Person (or, if so elected by the Required Holders, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Required Holders, the Parent Entity) with which such Fundamental Transaction shall have been entered into . (p) "Trading Day" means any day on which the Common Stock is traded on the Principal Market, or , if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4 . 5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market , then during the hour ending at 4 : 00 : 00 p . m . , New York time) unless such day is otherwise designated as a Trading Day in writing by the Required Holders . [signature page follows]

Docusign Envelope ID : 178C6D5B - D3AE - 457 A - A20E - 460EE39C5AEC IN WITNESS WHEREOF , the Corporation has caused this Certificate of Designations of Series A Convertible Preferred Stock of Unusual Machines Inc . to be signed by its Chief Executive Officer on this July 16 , 2024 . UNUSUAL MACHINES INC. ;ui3i ?UXtr a 0 1%ans Title : Chief Executive Officer

Docusign Envelope ID : 178C6D5B - D3AE - 457A - A20E - 460EE39C5AEC EXHIBIT I UNUSUAL MACHINES, INC. CONVERSION NOTICE Reference is made to the Certificate of Designations , Preferences and Rights of the Series A Convertible Preferred Stock of Unusual Machines Inc . (the "Certificate of Designations") . In accordance with and pursuant to the Certificate of Designations , the undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock, $ 0 . 01 par value per share (the "Preferred Shares"), of Unusual Machines Inc . , a Nevada corporation (the " Company") , indicated below into shares of common stock , $ 0 . 01 value per share (the "Common Stock"), of the Company, as of the date specified below . Date of Conversion : Number of Preferred Shares to be converted: Tax ID Number (If applicable): Conversion Rate: Number of shares of Common Stock to be issued: Please issue the shares of Common Stock into which the Preferred Shares are being converted in the following name and to the following address: Issue to: Address: Telephone Number: email address : Holder: By: - ------------------ - Title: Dated : Account Number (if electronic book entry transfer): - ----- -- ----- - - - Transaction Code Number (if e lectronic book entry transfer) : _